Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-260370, 333-261186, 333-264001, 333-271233, 333-276816 and 333-280103, and 333-286103) of Spire Global, Inc. of our report dated March 31, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 31, 2025